EXHIBIT 5.1


          [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]


                                                           212-859-8280
July 22, 1999                                           (FAX: 212-859-8586)

Tanning Technology Corporation
4600 South Ulster Street, Suite 380
Denver, Colorado  80237

          RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We are acting as special counsel to the Tanning Technology Corporation, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 6,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable pursuant to (i) the Company's 1999 Employee Stock Purchase Plan (the "ESPP") (1,000,000 Shares) and (ii) the Company's 1999 Stock Option Plan (the "Stock Plan") (5,000,000 Shares).

          We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon certificates and statements of public officials, officers or representatives of the Company and others.

          Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the ESPP and the Stock Plan, will be validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General
Corporation Law of the State of Delaware, as currently in effect (including judicial decisions interpreting the statute).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          Frederick H. Fogel, a partner in our law firm, has been appointed Vice President of Business Affairs and General Counsel of the Company.


                                             Very truly yours,



                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                   By:      /s/ Kenneth R. Blackman
                                      -------------------------------------
                                               Kenneth R. Blackman